Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements (No. 333-142070 and No. 333-208964) on Form S-8 of AECOM of our report dated June 20, 2023, relating to our audit of the financial statement of AECOM Retirement & Savings Plan (the Plan) as of December 31, 2022, which appears in this Annual Report on Form 11-K of the Plan for the year ended December 31, 2023.

/s/ Vasquez & Company LLP

Glendale, California

June 25, 2024